Q2 2024

EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION

Pictured Above: Domain 9, Austin, TX
Pictured on Cover: Promenade Tower, Atlanta, GA

TABLE OF CONTENTS

Cousins Properties	1	Q2 2024 Supplemental Information
Certain matters contained in this report are “forward-looking statements” within the meaning of the federal securities laws and are subject to uncertainties and risks, as itemized in Item 1A included in the Annual Report on Form 10-K for the year ended December 31, 2023, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. These forward-looking statements include information about the Company's possible or assumed future results of the business and our financial condition, liquidity, results of operations, plans, and objectives. They also include, among other things, statements regarding subjects that are forward-looking by their nature, such as: guidance and underlying assumptions; business and financial strategy; future debt financings; future acquisitions and dispositions of operating assets or joint venture interests; future acquisitions and dispositions of land, including ground leases; future acquisitions of investments in real estate debt; future development and redevelopment opportunities; future issuances and repurchases of common stock, limited partnership units, or preferred stock; future distributions; projected capital expenditures; market and industry trends; future occupancy or volume and velocity of leasing activity; entry into new markets, changes in existing market concentrations, or exits from existing markets; future changes in interest rates and liquidity of capital markets; and all statements that address operating performance, events, investments, or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders.
Any forward-looking statements are based upon management's beliefs, assumptions, and expectations of our future performance, taking into account information that is currently available. These beliefs, assumptions, and expectations may change as a result of possible events or factors, not all of which are known. If a change occurs, our business, financial condition, liquidity, and results of operations may vary materially from those expressed in forward-looking statements. Actual results may vary from forward-looking statements due to, but not limited to, the following: the availability and terms of capital; the ability to refinance or repay indebtedness as it matures; any changes to our credit rating; the failure of purchase, sale, or other contracts to ultimately close; the failure to achieve anticipated benefits from acquisitions, developments, investments, or dispositions; the effect of common stock or operating partnership unit issuances, including those undertaken on a forward basis; the availability of buyers and pricing with respect to the disposition of assets; changes in national and local economic conditions, the real estate industry, and the commercial real estate markets in which we operate (including supply and demand changes), particularly in Atlanta, Austin, Tampa, Charlotte, Phoenix, Dallas, and Nashville, including the impact of high unemployment, volatility in the public equity and debt markets, and international economic and other conditions; threatened terrorist attacks or sociopolitical unrest such as political instability, civil unrest, armed hostilities, or political activism which may result in a disruption of day-to-day building operations; changes to our strategy in regard to our real estate assets which may require impairment to be recognized; leasing risks, including the ability to obtain new tenants or renew expiring tenants, the ability to lease newly developed and/or recently acquired space, the failure of a tenant to commence or complete tenant improvements on schedule or to occupy leased space, and the risk of declining leasing rates; changes in the preferences of our tenants brought about by the desire for co-working arrangements, trends toward utilizing less office space per employee, and the effect of employees working remotely; any adverse change in the financial condition or liquidity of one or more of our tenants or borrowers under our real estate debt investments; volatility in interest rates (including the impact upon the effectiveness of forward interest rate contract arrangements) and insurance rates; inflation; competition from other developers or investors; the risks associated with real estate developments (such as zoning approval, receipt of required permits, construction delays, cost overruns, and leasing risk); supply chain disruptions, labor shortages, and increased construction costs; risks associated with security breaches through cyberattacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology networks and related systems, which support our operations and our buildings; changes in senior management, changes in the Board of Directors, and the loss of key personnel; the potential liability for uninsured losses, condemnation, or environmental issues; the potential liability for a failure to meet regulatory requirements, including the Americans with Disabilities Act and similar laws or the impact of any investigation regarding the same; the financial condition and liquidity of, or disputes with, joint venture partners; any failure to comply with debt covenants under credit agreements; any failure to continue to qualify for taxation as a real estate investment trust or meet regulatory requirements; potential changes to state, local, or federal regulations applicable to our business; material changes in dividend rates on common shares or other securities or the ability to pay those dividends; potential changes to the tax laws impacting REITs and real estate in general; risks associated with climate change and severe weather events, as well as the regulatory efforts intended to reduce the effects of climate changes and investor and public perception of our efforts to respond to the same;
the impact of newly adopted accounting principles on our accounting policies and on period-to-period comparisons of financial results; risks associated with possible federal, state, local, or property tax audits; and those additional risks and environmental or other factors discussed in reports filed with the Securities and Exchange Commission ("SEC") by the Company.

FORWARD-LOOKING STATEMENTS

Cousins Properties	2	Q2 2024 Supplemental Information
The risks set forth above are not exhaustive. The Annual Report on Form 10-K for the year ended December 31, 2023, including Part I, Item 1A. Risk
Factors, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, including Part II, Item 1A. Risk Factors, include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all risk factors, nor can we assess the potential impact of all risk factors on our business or the extent to which any factors, or any combination of factors, may cause actual results to differ materially from those contained in any forward-
looking statements. The words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “may,” “intend,” “will,” or similar expressions are intended to identify forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in any forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Given the uncertainties and risks discussed and referenced herein, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Investors should also refer to our Quarterly
Reports on Form 10-Q and our Annual Reports on Form 10-K for future periods, and our Current Reports on Form 8-K as we file such reports with the SEC, and to other materials we may file with or furnish to the SEC, for a discussion of risks and uncertainties that may cause actual results, performance, or achievements to differ materially from those expressed or implied by any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise, except as required under U.S. federal securities laws.

FORWARD-LOOKING STATEMENTS

Cousins Properties	3	Q2 2024 Supplemental Information
COUSINS PROPERTIES REPORTS SECOND QUARTER 2024 RESULTS
Raises Midpoint of Full Year 2024 FFO Guidance by $0.02 per share
ATLANTA (July 25, 2024) - Cousins Properties (NYSE:CUZ) today reported its results of operations for the quarter ended June 30, 2024.
“We had another solid quarter, driven by improving office fundamentals in our Sun Belt markets,” said Colin Connolly, president and chief executive officer of Cousins Properties. "Demand for highly-amenitized lifestyle office space continues to accelerate while supply has contracted. As the market begins to re-balance, we are deploying capital into compelling and accretive investment opportunities."

Financial Results
For second quarter 2024:
•Net income available to common stockholders was $7.8 million, or $0.05 per share, compared to $22.6 million, or $0.15 per share, for second quarter 2023. The decrease in net income is primarily attributable to increased depreciation expense.
•Funds From Operations ("FFO") was $103.3 million, or $0.68 per share, compared to $103.0 million, or $0.68 per share, for second quarter 2023.
For six months ended June 30, 2024:
•Net income available to common stockholders was $21.1 million, or $0.14 per share, compared to $44.8 million, or $0.29 per share, for the six months ended June 30, 2023. The decrease in net income is primarily attributable to increased depreciation expense.
•Funds From Operations ("FFO") was $202.8 million, or $1.33 per share, compared to $201.0 million, or $1.32 per share, for the six months ended June 30, 2023.
Operations and Leasing Activity
For second quarter 2024:
•Same property net operating income ("NOI") on a cash-basis increased 5.1%.
•Second generation net rent per square foot on a cash-basis increased 18.2%.
•Executed 391,000 square feet of office leases, including 240,000 square feet of new and expansion leases, representing 61% of total leasing activity.
For six months ended June 30, 2024:
•Same property NOI on a cash-basis increased 5.8%.
•Second generation net rent per square foot on a cash-basis increased 11.7%.
•Executed 794,000 square feet of office leases, including 526,000 square feet of new and expansion leases, representing 66% of total leasing activity.

EARNINGS RELEASE

Cousins Properties	4	Q2 2024 Supplemental Information
Financing and Investing Activity
•In April, we received corporate investment grade credit ratings of BBB and Baa2 from S&P and Moody's, respectively.
•In May and June, we acquired two mezzanine loans for $27.2 million. The weighted average spread over SOFR for these loans is
8.66%.
Earnings Guidance
Full year 2024 earnings guidance updated as follows:
•Net income between $0.31 and $0.36 per share, updated from previous guidance of $0.32 and $0.39 per share.
•FFO between $2.63 and $2.68 per share, updated from previous guidance of $2.60 and $2.67 per share.
•The increase in FFO is primarily driven by improved leasing activity, higher parking income, and the recent acquisition of two mezzanine loans.
•Guidance does not include any benefit from our approximately $9.6 million SVB Financial Group bankruptcy claim.
•Guidance does not include any operating property acquisitions, operating property dispositions, or development starts.
•Guidance does not include any capital markets transactions.
•Guidance reflects management’s current plans and assumptions as of the date of this earnings release and is subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings. Actual results could differ materially from this guidance.
Investor Conference Call and Webcast
The Company will conduct a conference call at 10:00 a.m. (Eastern Time) on Friday, July 26, 2024 to discuss the results of the quarter ended June 30, 2024. The number to call for this interactive teleconference is (800) 836-8184. The live webcast of this call can be accessed on the Company's website, www.cousins.com, through the “Cousins Properties Second Quarter Conference Call” link on the
Investor Relations page. A replay of the conference call will be available for seven days by dialing (888) 660-6345 and entering the passcode 43599#. The playback can also be accessed on the Company's website.

EARNINGS RELEASE

Cousins Properties	5	Q2 2024 Supplemental Information
THE COMPANY

Cousins Properties Incorporated ("Cousins") is a fully integrated, self-administered, and self-managed real estate investment trust
(REIT). The Company, based in Atlanta and acting through its operating partnership, Cousins Properties LP, primarily invests in Class A office buildings located in high-growth Sun Belt markets. Founded in 1958, Cousins creates shareholder value through its extensive expertise in the development, acquisition, leasing, and management of high-quality real estate assets. The Company has a comprehensive strategy in place based on a simple platform, trophy assets, and opportunistic investments. For more information, please visit www.cousins.com.
MANAGEMENT

M. Colin Connolly	Gregg D. Adzema	Kennedy Hicks	Richard G. Hickson IV
President & Chief Executive Officer	Executive Vice President & Chief Financial Officer	Executive Vice President, Chief Investment Officer & Managing Director	Executive Vice President, Operations

John S. McColl	Pamela F. Roper	Jeffrey D. Symes
Executive Vice President, Development	Executive Vice President, General Counsel & Corporate Secretary	Senior Vice President & Chief Accounting Officer
BOARD OF DIRECTORS

Robert M. Chapman	Charles T. Cannada	M. Colin Connolly
Non-executive Chairman of Cousins Properties, Chief Executive Officer of Centerpoint Properties Trust	Private Investor	President and Chief Executive Officer of Cousins Properties

Scott W. Fordham	Lillian C. Giornelli	R. Kent Griffin Jr.
Former Chief Executive Officer and Director of TIER REIT, Inc.	Chairman, Chief Executive Officer and Trustee of The Cousins Foundation Inc.	Managing Director of Phicas Investors

Donna W. Hyland	Dionne Nelson	R. Dary Stone
President and Chief Executive Officer of Children's Healthcare of Atlanta	President and Chief Executive Officer of Laurel Street Residential	President and Chief Executive Officer of R.D. Stone Interests

COMPANY INFORMATION

Cousins Properties	6	Q2 2024 Supplemental Information

COMPANY INFORMATION		EQUITY RESEARCH COVERAGE (1)
Corporate Headquarters	Investor Relations	Barclays	BofA Securities	BMO Capital
3344 Peachtree Road NE Suite 1800 Atlanta GA 30326 404.407.1000	Roni Imbeaux Vice President, Finance & Investor Relations rimbeaux@cousins.com 404.407.1104	Brendan Lynch 212.526.9428	Camille Bonnel 416.369.2140	John Kim 212.885.4115
		Evercore ISI	Green Street	Jefferies
Transfer Agent Equiniti Trust Company equiniti.com 866.627.2649	Stock Exchange NYSE: CUZ	Steve Sakwa 212.446.9462	Dylan Burzinski 949.640.8780	Peter Abramowitz 212.336.7241
		J.P. Morgan	KeyBanc	Mizuho Securities
RATING AGENCIES (1)		Anthony Paolone 212.622.6682	Upal Rana 917.368.2316	Vikram Malhotra 212.282.3827
S&P Global Ratings	Moody's Investors Service	RW Baird	Truist Securities	Wells Fargo
Hannah Gray 212.438.0244 Current Corporate Credit Rating: BBB	Christian Azzi 212.553.9342 Current Corporate Credit Rating: Baa2	Nicholas Thillman 414.298.5053	Michael Lewis 212.319.5659	Blaine Heck 410.662.2556
Wolfe Research
Andrew Rosivach 646.582.9250
(1) Please note that any opinions, estimates, or forecasts regarding Cousins' performance made by the analysts and rating agencies listed above are theirs alone and do not represent opinions, forecasts, or predictions of Cousins or its management. Cousins does not, by its reference above or distribution, imply its endorsement of, or concurrence with, such information, conclusions, or recommendations.

COMPANY INFORMATION

Cousins Properties	7	Q2 2024 Supplemental Information
(in thousands, except share and per share amounts)

	June 30, 2024	December 31, 2023
Assets:
Real estate assets:
Operating properties, net of accumulated depreciation of $1,476,681 and $1,329,406 in 2024 and 2023, respectively	$6,917,570	$6,775,093
Projects under development	—	132,884
Land	154,727	154,728
	7,072,297	7,062,705

Cash and cash equivalents	5,954	6,047
Investments in real estate debt, at fair value	27,585	—
Accounts receivable	16,348	11,109
Deferred rents receivable	221,268	209,370
Investment in unconsolidated joint ventures	160,873	143,831
Intangible assets, net	98,472	110,667
Other assets, net	97,731	90,745
Total assets	$7,700,528	$7,634,474
Liabilities:
Notes payable	$2,586,732	$2,457,627
Accounts payable and accrued expenses	236,786	299,767
Deferred income	263,420	181,744
Intangible liabilities, net	38,044	42,193
Other liabilities	98,042	104,830
Total liabilities	3,223,024	3,086,161
Commitments and contingencies
Equity:
Stockholders' investment:
Common stock, $1 par value per share, 300,000,000 shares authorized, 152,140,188 and 154,335,798 issued, and 152,140,188 and 151,799,215 outstanding in 2024 and 2023, respectively	152,140	154,336
Additional paid-in capital	5,500,937	5,638,709
Treasury stock at cost, 2,536,583 shares in 2023	—	(145,696)
Distributions in excess of cumulative net income	(1,202,222)	(1,125,390)
Accumulated other comprehensive income	2,767	2,192
Total stockholders' investment	4,453,622	4,524,151
Nonredeemable noncontrolling interests	23,882	24,162
Total equity	4,477,504	4,548,313
Total liabilities and equity	$7,700,528	$7,634,474

CONSOLIDATED BALANCE SHEETS

Cousins Properties	8	Q2 2024 Supplemental Information
(unaudited; in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues:
Rental property revenues	$211,474	$203,954	$420,292	$404,030
Fee income	406	352	785	726
Other	1,098	14	1,142	2,292
	212,978	204,320	422,219	407,048
Expenses:
Rental property operating expenses	70,634	67,099	141,709	138,312
Reimbursed expenses	151	159	291	366
General and administrative expenses	8,907	8,021	18,121	16,459
Interest expense	29,743	25,972	58,651	51,002
Depreciation and amortization	95,415	80,269	181,645	156,039
Other	603	476	1,275	861
	205,453	181,996	401,692	363,039

Income from unconsolidated joint ventures	439	753	787	1,426
Gain (loss) on investment property transactions	(3)	—	98	(2)
Net income	7,961	23,077	21,412	45,433
Net income attributable to noncontrolling interests	(121)	(456)	(284)	(616)
Net income available to common stockholders	$7,840	$22,621	$21,128	$44,817

Net income per common share — basic	$0.05	$0.15	$0.14	$0.30
Net income per common share — diluted	$0.05	$0.15	$0.14	$0.29
Weighted average shares — basic	152,095	151,721	152,020	151,650
Weighted average shares — diluted	152,614	152,126	152,500	152,003

CONSOLIDATED STATEMENTS OF OPERATIONS

Cousins Properties	9	Q2 2024 Supplemental Information

	2022	2023 1st	2023 2nd	2023 3rd	2023 4th	2023	2024 1st	2024 2nd	YTD 2024
Property Statistics
Consolidated Operating Properties	34	34	34	34	34	34	34	34	34
Consolidated Rentable Square Feet (in thousands)	18,424	18,444	18,444	18,434	18,434	18,434	18,434	18,434	18,434
Unconsolidated Operating Properties	2	2	2	2	2	2	2	2	2
Unconsolidated Rentable Square Feet (in thousands)	711	711	711	711	711	711	711	711	711
Total Operating Properties	36	36	36	36	36	36	36	36	36
Total Rentable Square Feet (in thousands)	19,135	19,155	19,155	19,145	19,145	19,145	19,145	19,145	19,145
Office Percent Leased (period end)	91.0%	90.8%	90.8%	91.1%	90.9%	90.9%	90.8%	91.2%	91.2%
Office Weighted Average Occupancy	87.3%	87.2%	87.7%	88.0%	87.6%	87.5%	88.4%	88.5%	88.4%

Office Leasing Activity (2)
Net Leased during the Period (SF, in thousands)	1,976	258	435	548	453	1,694	404	391	794
Net Rent (per SF)	$34.08	$34.45	$38.65	$33.94	$33.53	$35.15	$36.06	$37.64	$36.83
Net Free Rent (per SF)	(1.97)	(2.07)	(2.04)	(2.27)	(2.56)	(2.25)	(2.10)	(2.51)	(2.30)
Leasing Commissions (per SF)	(2.74)	(2.83)	(2.53)	(2.60)	(2.65)	(2.62)	(2.61)	(2.91)	(2.75)
Tenant Improvements (per SF)	(5.98)	(6.29)	(5.88)	(5.30)	(5.86)	(5.72)	(7.15)	(7.37)	(7.26)
Leasing Costs (per SF)	(10.69)	(11.19)	(10.45)	(10.17)	(11.07)	(10.59)	(11.86)	(12.79)	(12.31)
Net Effective Rent (per SF)	$23.39	$23.26	$28.20	$23.77	$22.46	$24.56	$24.20	$24.85	$24.52
Change in Second Generation Net Rent	23.2%	20.1%	19.6%	28.7%	10.4%	20.2%	20.1%	37.6%	28.8%
Change in Cash-Basis Second Generation Net Rent	9.5%	6.1%	7.9%	9.8%	0.8%	5.8%	5.3%	18.2%	11.7%

Same Property Information (3)
Percent Leased (period end)	90.1%	90.6%	90.5%	90.8%	90.6%	90.6%	90.8%	91.2%	91.2%
Weighted Average Occupancy	86.6%	87.0%	87.3%	87.7%	87.5%	87.3%	88.4%	88.5%	88.4%
Change in NOI (over prior year period)	0.0%	5.3%	6.3%	4.1%	4.2%	5.0%	6.6%	4.2%	5.4%
Change in Cash-Basis NOI (over prior year period)	1.0%	4.9%	3.7%	4.6%	3.5%	4.2%	6.6%	5.1%	5.8%

Development Pipeline (4)
Estimated Project Costs (in thousands)	$428,500	$428,500	$428,500	$428,500	$428,500	$428,500	$437,950	$441,550	$441,550
Estimated Project Costs/Total Undepreciated Assets	4.8%	4.8%	4.7%	4.7%	4.6%	4.6%	4.6%	4.6%	4.6%
Continued on next page

KEY PERFORMANCE METRICS (1)

Cousins Properties	10	Q2 2024 Supplemental Information

	2022	2023 1st	2023 2nd	2023 3rd	2023 4th	2023	2024 1st	2024 2nd	YTD 2024
Market Capitalization
Common Stock Price Per Share	$25.29	$21.38	$22.80	$20.37	$24.35	$24.35	$24.04	$23.15	$23.15
Common Stock/Units Outstanding (in thousands)	151,482	151,718	151,774	151,774	151,824	151,824	152,096	152,165	152,165
Equity Market Capitalization (in thousands)	$3,830,980	$3,243,731	$3,460,447	$3,091,636	$3,696,914	$3,696,914	$3,656,388	$3,522,620	$3,522,620
Debt (in thousands)	2,424,004	2,544,956	2,548,073	2,559,871	2,608,675	2,608,675	2,723,978	2,754,358	2,754,358
Total Market Capitalization (in thousands)	$6,254,984	$5,788,687	$6,008,520	$5,651,507	$6,305,589	$6,305,589	$6,380,366	$6,276,978	$6,276,978

Credit Ratios
Net Debt/Total Market Capitalization	38.6%	43.7%	42.1%	45.0%	41.2%	41.2%	42.5%	43.7%	43.7%
Net Debt/Total Undepreciated Assets	27.2%	28.1%	27.8%	27.8%	28.0%	28.0%	28.8%	28.8%	28.8%
Net Debt/Annualized EBITDAre	4.93	5.13	4.89	5.02	5.14	5.14	5.25	5.12	5.12
Fixed Charges Coverage (EBITDAre)	5.21	4.48	4.53	4.28	4.20	4.37	4.09	4.12	4.10

Dividend Information
Common Dividend per Share	$1.28	$0.32	$0.32	$0.32	$0.32	$1.28	$0.32	$0.32	$0.32
Funds From Operations (FFO) Payout Ratio	47.4%	49.5%	47.3%	49.2%	49.2%	48.8%	48.9%	47.1%	48.0%
Funds Available for Distribution (FAD) Payout Ratio	70.6%	65.3%	71.8%	70.1%	82.5%	71.9%	82.1%	62.1%	70.7%

Operations Ratio
Annualized General and Administrative Expenses/ Total Undepreciated Assets	0.30%	0.37%	0.35%	0.36%	0.32%	0.32%	0.39%	0.37%	0.37%

Additional Information
In-Place Gross Rent (per SF) (5)	$44.87	$46.02	$46.43	$46.64	$46.95	$46.95	$46.82	$46.75	$46.75
Straight-Line Rental Revenue (in thousands)	$28,953	$8,431	$3,703	$7,508	$5,858	$25,500	$8,604	$4,423	$13,027
Above and Below Market Rents Amortization, Net (in thousands)	$6,444	$1,559	$2,525	$1,371	$1,421	$6,876	$1,460	$1,559	$3,019
Second Generation Capital Expenditures (in thousands)	$99,501	$15,467	$29,317	$20,224	$31,900	$96,908	$30,212	$17,270	$47,482

(1)	For Non-GAAP Financial Measures, see the Calculations and Reconciliations on pages 33 through 39.
(2)	See Office Leasing Activity on page 21 for additional detail and explanations.
(3)
Same Property Information is derived from the pool of same office properties that existed in the period as originally reported. See Same Property Performance on page 20 and Non-GAAP
Financial Measures - Calculations and Reconciliations beginning on page 33 for additional information.

(4)	The Company's share of estimated project costs. See Development Pipeline on page 27 for additional detail.
(5)	In-place gross rent equals the annualized cash rent including the tenant's share of estimated operating expenses, if applicable, as of the end of the period divided by occupied square feet.

KEY PERFORMANCE METRICS (1)

Cousins Properties	11	Q2 2024 Supplemental Information
                                  Total Rentable Square Feet                  Equity Market Capitalization                   Net Debt / Annualized EBITDAre

30,000
25,000
20,000
15,000
10,000
5,000
0
(in thousands)
19,135
19,145
19,145
12/31/22
12/31/23
06/30/24

8,000
6,000
4,000
2,000
0
($ in millions)
3,831
3,697
3,523
12/31/22
12/31/23
06/30/24

6.00
5.00
4.00
3.00
2.00
1.00
0.00
4.93
5.14
5.12
12/31/22
12/31/23
6/30/24

                                Same Property NOI Change                Second Generation Net Rent Change                 Annualized General & Administrative
                                                    Cash-Basis (1)        Cash-Basis (1)                Expenses / Total Undepreciated Assets

8.0%
6.0%
4.0%
2.0%
0.0%
Year-over-Year Change
1.0%
4.2%
5.8%
2022
2023
YTD 2024

15.0%
10.0%
5.0%
0.0%
9.5%
5.8%
11.7%
2022
2023
YTD 2024

0.60%
0.40%
0.20%
0.00%
0.30%
0.32%
0.37%
2022
2023
YTD 2024

(1) Office properties only.
Note: See additional information included herein for calculations, definitions, and reconciliations to GAAP financial measures.

KEY PERFORMANCE METRICS

Cousins Properties	12	Q2 2024 Supplemental Information

	(amounts in thousands, except per share amounts)
	2022	2023 1st	2023 2nd	2023 3rd	2023 4th	2023	2024 1st	2024 2nd	YTD 2024
Net Income	$167,445	$22,356	$23,077	$19,491	$18,892	$83,816	$13,451	$7,961	$21,412
Fee and Other Income	(11,243)	(2,788)	(6,936)	(690)	(756)	(11,170)	(893)	(2,590)	(3,483)
General and Administrative Expenses	28,319	8,438	8,021	8,336	7,536	32,331	9,214	8,907	18,121
Interest Expense	72,537	25,030	25,972	27,008	27,453	105,463	28,908	29,743	58,651
Depreciation and Amortization	295,587	75,770	80,269	79,492	79,366	314,897	86,230	95,415	181,645
Reimbursed and Other Expenses	4,158	592	635	772	737	2,736	812	754	1,566
Income from Unconsolidated Joint Ventures (1)	(7,700)	(673)	(753)	(582)	(291)	(2,299)	(348)	(439)	(787)
NOI from Unconsolidated Joint Ventures (1)	9,524	1,409	1,559	1,564	1,292	5,824	1,352	1,561	2,913
Transaction Loss (Gain)	(56,427)	2	—	(507)	1	(504)	(101)	3	(98)
NOI (1)	$502,200	$130,136	$131,844	$134,884	$134,230	$531,094	$138,625	$141,315	$279,940
Fee and Other Income (1)	11,459	2,825	6,974	725	786	11,310	908	2,630	3,538
General and Administrative Expenses	(28,319)	(8,438)	(8,021)	(8,336)	(7,536)	(32,331)	(9,214)	(8,907)	(18,121)
Interest Expense (1)	(75,140)	(25,310)	(26,334)	(27,516)	(27,979)	(107,139)	(29,436)	(30,378)	(59,814)
Reimbursed and Other Expenses (1)	(4,057)	(605)	(642)	(795)	(752)	(2,794)	(843)	(769)	(1,612)
Gain (Loss) on Sales of Undepreciated Investment Properties	4,478	—	—	507	(1)	506	—	(3)	(3)
Depreciation and Amortization of Non-Real Estate Assets	(558)	(108)	(111)	(113)	(116)	(448)	(115)	(116)	(231)
Partners' Share of FFO in Consolidated Joint Ventures	(1,304)	(406)	(759)	(384)	(360)	(1,909)	(429)	(426)	(855)
FFO (1)	$408,759	$98,094	$102,951	$98,972	$98,272	$398,289	$99,496	$103,346	$202,842
Weighted Average Shares - Diluted	150,419	151,880	152,126	152,048	152,105	152,040	152,385	152,614	152,500
FFO per Share (1)	$2.72	$0.65	$0.68	$0.65	$0.65	$2.62	$0.65	$0.68	$1.33

(1) The above amounts include our share of amounts from unconsolidated joint ventures for the respective category. The Company does not control the operations of these unconsolidated joint ventures but believes including these amounts is meaningful to investors and analysts.

FUNDS FROM OPERATIONS - SUMMARY

Cousins Properties	13	Q2 2024 Supplemental Information

	(amounts in thousands, except per share amounts)
	2022	2023 1st	2023 2nd	2023 3rd	2023 4th	2023	2024 1st	2024 2nd	YTD 2024
NOI
Consolidated Properties
The Domain (2)	$68,704	$18,144	$18,466	$18,303	$18,440	$73,353	$18,355	$18,770	$37,125
Terminus (2)	32,908	8,097	8,442	8,596	8,669	33,804	8,087	8,080	16,167
Corporate Center (2)	28,594	7,467	7,600	7,548	7,585	30,200	7,321	7,437	14,758
Spring & 8th (2)	29,419	7,361	7,372	7,270	7,352	29,355	7,363	7,344	14,707
300 Colorado	13,120	3,772	4,608	5,166	5,428	18,974	5,756	5,696	11,452
BriarLake Plaza (2)	14,746	3,545	3,588	3,648	3,896	14,677	5,579	5,656	11,235
Buckhead Plaza (2)	16,980	4,766	5,312	5,436	5,453	20,967	5,321	5,301	10,622
San Jacinto Center	16,003	3,940	4,093	3,748	4,456	16,237	5,076	5,197	10,273
Northpark (2)	22,699	5,136	4,901	5,141	5,391	20,569	4,980	5,072	10,052
725 Ponce	18,543	4,777	4,753	4,828	5,040	19,398	5,032	4,735	9,767
Fifth Third Center	17,675	4,732	4,726	4,840	4,661	18,959	4,759	4,688	9,447
Hayden Ferry (2)	24,304	5,934	4,323	6,106	4,456	20,819	4,600	4,499	9,099
Avalon (2)	15,927	4,243	4,145	4,326	4,168	16,882	4,425	4,411	8,836
Colorado Tower	12,452	3,282	3,740	4,152	4,236	15,410	4,234	4,565	8,799
One Eleven Congress	17,398	4,246	4,542	4,850	4,045	17,683	4,190	4,138	8,328
3344 Peachtree	15,691	3,992	4,107	4,112	3,847	16,058	4,023	3,962	7,985
The Terrace (2)	13,413	3,698	3,903	4,036	3,879	15,516	3,939	3,913	7,852
Promenade Tower	12,170	3,377	3,483	3,568	3,266	13,694	3,432	3,997	7,429
100 Mill	7,298	3,603	3,575	3,352	3,196	13,726	3,842	3,587	7,429
The RailYard	12,900	3,332	3,308	3,296	3,233	13,169	3,081	3,092	6,173
Heights Union (2)	8,312	2,338	2,525	2,669	2,539	10,071	2,621	2,750	5,371
Legacy Union One	9,421	2,364	2,366	2,348	2,363	9,441	2,380	2,382	4,762
550 South	10,694	2,698	2,730	2,811	2,757	10,996	2,527	2,002	4,529
Domain Point (2)	7,085	2,025	2,260	2,186	2,166	8,637	2,183	2,032	4,215
Promenade Central (3)	224	716	775	1,084	1,234	3,809	1,570	1,761	3,331
3350 Peachtree	5,520	1,477	1,447	855	735	4,514	1,363	1,729	3,092
111 West Rio	5,669	1,417	1,395	1,408	1,387	5,607	1,411	1,410	2,821
Tempe Gateway	4,273	819	957	1,084	1,166	4,026	1,259	1,378	2,637
3348 Peachtree	4,772	1,050	1,160	1,119	1,277	4,606	1,163	1,217	2,380
The Pointe	4,852	1,056	695	381	1,137	3,269	1,168	1,191	2,359
Research Park V	4,468	1,166	918	934	1,091	4,109	1,087	1,066	2,153
5950 Sherry Lane	3,469	861	852	886	1,034	3,633	1,078	1,029	2,107
Meridian Mark Plaza	4,961	1,286	1,215	1,237	1,058	4,796	1,215	869	2,084
Harborview Plaza	3,429	849	841	848	856	3,394	835	959	1,794
Other (4)	4,583	1,161	1,162	1,148	1,441	4,912	2,018	3,839	5,857
Subtotal - Consolidated	492,676	128,727	130,285	133,320	132,938	525,270	137,273	139,754	277,027
Continued on next page

FUNDS FROM OPERATIONS - DETAIL (1)

Cousins Properties	14	Q2 2024 Supplemental Information

	(amounts in thousands, except per share amounts)
	2022	2023 1st	2023 2nd	2023 3rd	2023 4th	2023	2024 1st	2024 2nd	YTD 2024
Unconsolidated Properties (5)
Medical Offices at Emory Hospital	4,531	1,054	1,203	1,161	1,170	4,588	1,116	1,212	2,328
120 West Trinity (2)	1,302	326	338	389	194	1,247	319	364	683
Other (6)	3,691	29	18	14	(72)	(11)	(83)	(15)	(98)
Subtotal - Unconsolidated	9,524	1,409	1,559	1,564	1,292	5,824	1,352	1,561	2,913
Total Net Operating Income (1)	502,200	130,136	131,844	134,884	134,230	531,094	138,625	141,315	279,940

Fee and Other Income
Management Fees (7)	2,941	374	352	318	329	1,373	379	406	785
Termination Fees	2,464	136	6,570	271	366	7,343	471	1,085	1,556
Development Fees	3,178	—	—	—	—	—	—	—	—
Interest Income from Real Estate Debt	—	—	—	—	—	—	—	367	367
Other Income	2,660	2,278	14	101	61	2,454	44	731	775
Other Income - Unconsolidated (5)	216	37	38	35	30	140	14	41	55
Total Fee and Other Income	11,459	2,825	6,974	725	786	11,310	908	2,630	3,538

General and Administrative Expenses	(28,319)	(8,438)	(8,021)	(8,336)	(7,536)	(32,331)	(9,214)	(8,907)	(18,121)

Interest Expense
Consolidated Interest Expense
Term Loan, Unsecured ($400M)	(4,936)	(5,856)	(6,158)	(6,306)	(6,359)	(24,679)	(6,050)	(5,805)	(11,855)
Credit Facility, Unsecured	(9,759)	(3,054)	(3,583)	(3,589)	(3,929)	(14,155)	(5,449)	(6,047)	(11,496)
Term Loan, Unsecured ($350M)	(11,609)	(4,902)	(4,944)	(5,009)	(5,010)	(19,865)	(4,892)	(4,909)	(9,801)
Terminus (2)	(5,644)	(3,513)	(3,514)	(3,514)	(3,514)	(14,055)	(3,514)	(3,514)	(7,028)
Senior Notes, Unsecured ($275M)	(10,975)	(2,744)	(2,744)	(2,743)	(2,744)	(10,975)	(2,744)	(2,744)	(5,488)
Senior Notes, Unsecured ($250M)	(9,958)	(2,490)	(2,489)	(2,490)	(2,489)	(9,958)	(2,490)	(2,489)	(4,979)
Senior Notes, Unsecured ($250M)	(9,764)	(2,441)	(2,441)	(2,441)	(2,441)	(9,764)	(2,441)	(2,441)	(4,882)
Senior Notes, Unsecured ($125M)	(4,789)	(1,197)	(1,197)	(1,198)	(1,197)	(4,789)	(1,197)	(1,198)	(2,395)
Fifth Third Center	(4,508)	(1,108)	(1,101)	(1,094)	(1,085)	(4,388)	(1,078)	(1,070)	(2,148)
Senior Notes, Unsecured ($100M)	(4,145)	(1,036)	(1,036)	(1,037)	(1,036)	(4,145)	(1,036)	(1,037)	(2,073)
Colorado Tower	(3,917)	(965)	(960)	(953)	(948)	(3,826)	(942)	(936)	(1,878)
Domain 10	(3,141)	(774)	(770)	(765)	(760)	(3,069)	(756)	(751)	(1,507)
Other (8)	(4,792)	(41)	(40)	(41)	(40)	(162)	(25)	—	(25)
Capitalized (9)	15,400	5,091	5,005	4,172	4,099	18,367	3,706	3,198	6,904
Subtotal - Consolidated Interest Expense	(72,537)	(25,030)	(25,972)	(27,008)	(27,453)	(105,463)	(28,908)	(29,743)	(58,651)
Unconsolidated Interest Expense (5)
Medical Offices at Emory Hospital	(1,147)	(280)	(362)	(508)	(509)	(1,659)	(508)	(508)	(1,016)
Other (8)	(1,456)	—	—	—	(17)	(17)	(20)	(127)	(147)
Subtotal - Unconsolidated Interest Expense	(2,603)	(280)	(362)	(508)	(526)	(1,676)	(528)	(635)	(1,163)
Total Interest Expense	(75,140)	(25,310)	(26,334)	(27,516)	(27,979)	(107,139)	(29,436)	(30,378)	(59,814)
Continued on next page

FUNDS FROM OPERATIONS - DETAIL (1)

Cousins Properties	15	Q2 2024 Supplemental Information

	(amounts in thousands, except per share amounts)
	2022	2023 1st	2023 2nd	2023 3rd	2023 4th	2023	2024 1st	2024 2nd	YTD 2024
Reimbursed and Other Expenses
Reimbursed Expenses (7)	(2,024)	(207)	(159)	(149)	(93)	(608)	(140)	(151)	(291)
Property Taxes and Other Land Holding Costs (5)	(1,065)	(323)	(276)	(318)	(473)	(1,390)	(389)	59	(330)
Severance	(170)	(72)	(90)	(63)	(167)	(392)	2	—	2
Gain on Extinguishment of Debt	169	—	—	—	—	—	—	—	—
Predevelopment & Other Costs (5)	(967)	(3)	(117)	(265)	(19)	(404)	(316)	(677)	(993)
Total Reimbursed and Other Expenses	(4,057)	(605)	(642)	(795)	(752)	(2,794)	(843)	(769)	(1,612)

Gain (Loss) on Sales of Undepreciated Investment Properties
Consolidated	—	—	—	507	(1)	506	—	(3)	(3)
Unconsolidated (5)	4,478	—	—	—	—	—	—	—	—
Total Gain (Loss) on Sales of Undepreciated Investment Properties	4,478	—	—	507	(1)	506	—	(3)	(3)

Depreciation and Amortization of Non-Real Estate Assets	(558)	(108)	(111)	(113)	(116)	(448)	(115)	(116)	(231)

Partners' Share of FFO in Consolidated Joint Ventures	(1,304)	(406)	(759)	(384)	(360)	(1,909)	(429)	(426)	(855)

FFO	$408,759	$98,094	$102,951	$98,972	$98,272	$398,289	$99,496	$103,346	$202,842
Weighted Average Shares - Diluted	150,419	151,880	152,126	152,048	152,105	152,040	152,385	152,614	152,500
FFO per Share	$2.72	$0.65	$0.68	$0.65	$0.65	$2.62	$0.65	$0.68	$1.33

Note:	Amounts may differ slightly from other schedules contained herein due to rounding.
(1) See Non-GAAP Financial Measures - Calculations and Reconciliations beginning on page 33.
(2) Contains multiple buildings that are grouped together for reporting purposes.
(3) A redevelopment of Promenade Central reached substantial completion in the fourth quarter of 2022, but is not yet stabilized.
(4) Primarily represents the College Street Garage and properties in the final stages of development and not yet stabilized. Also includes properties sold prior to June 30, 2024.
(5) Unconsolidated amounts included in the reconciliation above represent amounts recorded in unconsolidated joint ventures multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes including these amounts in the categories indicated is meaningful to investors and analysts.

(6) Primarily represents unconsolidated investments sold prior to June 30, 2024, see page 26. Also includes NOI from unconsolidated investments not yet stabilized.
(7) Reimbursed Expenses include costs incurred by the Company for management services provided to our unconsolidated joint ventures. The reimbursement of these costs by the unconsolidated joint ventures is included in Management Fees.

(8) Primarily represents interest on consolidated loans repaid and our share of interests on loans of unconsolidated investments sold prior to June 30, 2024. Also includes interest expense from unconsolidated investments not yet stabilized.

(9) Amounts of consolidated interest expense related to consolidated debt that are capitalized to consolidated development and redevelopment projects as well as to equity in unconsolidated development projects.

FUNDS FROM OPERATIONS - DETAIL (1)

Cousins Properties	16	Q2 2024 Supplemental Information

Office Properties (1)	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (2)		% of Total NOI / 2Q24	Property Level Debt ($ in thousands) (3)
				2Q24	1Q24	2Q24	1Q24

Terminus (4)	1,226,000	Consolidated	100%	80.7%	84.7%	79.6%	82.0%	5.7%	$220,709
Spring & 8th (4)	765,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	5.2%	—
Buckhead Plaza (4)	678,000	Consolidated	100%	97.5%	96.3%	88.0%	86.9%	3.8%	—
Northpark (4)	1,539,000	Consolidated	100%	75.1%	74.2%	73.6%	72.8%	3.7%	—
725 Ponce	372,000	Consolidated	100%	87.6%	100.0%	95.9%	100.0%	3.4%	—
Avalon (4)	480,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	3.2%	—
Promenade Tower	777,000	Consolidated	100%	89.6%	88.6%	76.4%	67.0%	2.9%	—
3344 Peachtree	484,000	Consolidated	100%	93.9%	95.1%	94.3%	95.1%	2.9%	—
Promenade Central (5) (6)	367,000	Consolidated	100%	77.7%	76.0%	71.3%	67.5%	1.3%	—
3350 Peachtree	413,000	Consolidated	100%	84.0%	74.2%	62.2%	60.3%	1.2%	—
3348 Peachtree	258,000	Consolidated	100%	79.3%	76.9%	76.6%	76.9%	0.9%	—
Emory University Hospital Midtown	358,000	Unconsolidated	50%	99.5%	99.5%	99.5%	99.5%	0.9%	41,178
Meridian Mark Plaza	160,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	0.6%	—
120 West Trinity Office	43,000	Unconsolidated	20%	74.2%	100.0%	74.2%	100.0%	0.1%	—
ATLANTA (6)	7,920,000			87.5%	87.9%	83.9%	83.2%	35.8%	261,887

The Domain (4) (7)	1,899,000	Consolidated	100%	100.0%	100.0%	100.0%	99.4%	13.6%	71,444
300 Colorado	378,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	4.1%	—
San Jacinto Center	399,000	Consolidated	100%	96.1%	95.9%	95.9%	95.9%	3.8%	—
Colorado Tower	373,000	Consolidated	100%	98.8%	98.8%	98.8%	98.3%	3.3%	105,275
One Eleven Congress	519,000	Consolidated	100%	80.0%	79.0%	78.4%	79.9%	3.0%	—
The Terrace (4)	619,000	Consolidated	100%	80.8%	79.4%	78.3%	78.7%	2.7%	—
Domain Point (4)	240,000	Consolidated	96.5%	96.5%	100.0%	96.5%	100.0%	1.5%	—
Research Park V	173,000	Consolidated	100%	93.0%	93.0%	89.0%	89.0%	0.8%	—
AUSTIN	4,600,000			94.3%	94.3%	93.6%	93.7%	32.8%	176,719

Corporate Center (4)	1,227,000	Consolidated	100%	95.8%	91.5%	91.7%	91.9%	5.3%	—
Heights Union (4)	294,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	2.0%	—
The Pointe	253,000	Consolidated	100%	90.0%	90.4%	86.3%	86.5%	0.9%	—
Harborview Plaza	206,000	Consolidated	100%	88.7%	88.7%	83.7%	82.1%	0.7%	—
TAMPA	1,980,000			95.0%	92.3%	91.4%	91.2%	8.9%	—

Hayden Ferry (4) (8)	792,000	Consolidated	100%	84.9%	84.8%	84.8%	85.1%	3.3%	—
100 Mill	288,000	Consolidated	90%	98.1%	98.1%	92.3%	92.3%	2.6%	—
111 West Rio	225,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.0%	—
Tempe Gateway	264,000	Consolidated	100%	92.7%	87.3%	64.1%	64.7%	1.0%	—
PHOENIX (8)	1,569,000			91.6%	90.4%	84.7%	85.0%	7.9%	—

Fifth Third Center	692,000	Consolidated	100%	92.6%	92.6%	91.6%	91.1%	3.5%	124,545
Railyard	329,000	Consolidated	100%	99.1%	99.4%	99.6%	99.0%	2.2%	—
550 South	394,000	Consolidated	100%	76.9%	76.9%	76.9%	90.1%	1.4%	—
CHARLOTTE	1,415,000			89.7%	89.8%	89.4%	92.7%	7.1%	124,545

Continued on next page

PORTFOLIO STATISTICS

Cousins Properties	17	Q2 2024 Supplemental Information

Office Properties (1)	Rentable Square Feet	Financial Statement Presentation	Company's Ownership Interest	End of Period Leased		Weighted Average Occupancy (2)		% of Total NOI / 2Q24	Property Level Debt ($ in thousands) (3)
				2Q24	1Q24	2Q24	1Q24

Legacy Union One	319,000	Consolidated	100%	100.0%	100.0%	100.0%	100.0%	1.8%	—
5950 Sherry Lane	197,000	Consolidated	100%	85.0%	79.3%	81.1%	79.3%	0.7%	—
DALLAS	516,000			94.3%	92.1%	92.8%	92.1%	2.5%	—

BriarLake Plaza (4)	835,000	Consolidated	100%	98.4%	95.5%	95.9%	94.4%	4.1%	—
HOUSTON	835,000			98.4%	95.5%	95.9%	94.4%	4.1%	—

TOTAL OFFICE (6)	18,835,000			91.2%	90.8%	88.5%	88.4%	99.1%	$563,151

Other Properties (1)
College Street Garage - Charlotte (5)	N/A	Consolidated	100%	NA	NA	NA	NA	0.7%	—
120 West Trinity Apartment - Atlanta (330 units) (5)	310,000	Unconsolidated	20%	98.8%	95.9%	95.9%	95.3%	0.2%	—

TOTAL OTHER	310,000			98.8%	95.9%	95.9%	95.3%	0.9%	$—

TOTAL (6) (8)	19,145,000			91.3%	90.8%	88.5%	88.4%	100.0%	$563,151

(1)	Represents the Company's operating properties, excluding properties in the development pipeline, full building redevelopments that are not yet stabilized, and properties sold prior to June 30, 2024.
(2)	The weighted average economic occupancy of the property over the period for which the property was available for occupancy.
(3)	The Company's share of property-specific mortgage debt, net of unamortized loan costs, as of June 30, 2024.
(4)	Contains two or more buildings that are grouped together for reporting purposes.
(5)	Not included in Same Property as of June 30, 2024.
(6)
A redevelopment of Promenade Central reached substantial completion in the fourth quarter of 2022. This building will be excluded from the Atlanta, Total Office, and Total Portfolio end of period leased and weighted average occupancy calculations until stabilized.

(7)
Domain 9 commenced initial operations in the first quarter of 2024 and will be excluded from all metrics in this schedule until stabilized. It remains on our Development Pipeline (see page 27) and is not included in
Same Property as of June 30, 2024.

(8)
Hayden Ferry 1 in this group of buildings has been excluded from Same Property, end of period leased, and weighted average occupancy due to commencement of a full redevelopment of this building effective
October 1, 2023. It is also excluded from the Phoenix, Total Office, and Total Portfolio calculations.

PORTFOLIO STATISTICS

Cousins Properties	18	Q2 2024 Supplemental Information
Portfolio NOI by Market
Second Quarter 2024
Charlotte
7.8%
Nashville (1)
Dallas
2.5%
Atlanta
36.0%
Tampa
8.9%
Houston
4.1%
Austin
32.8%
Phoenix
7.9%
(1) The Company owns 50% of Neuhoff, a mixed-use development in Nashville, through a joint venture. It has commenced initial operations but is not yet stabilized. See pages 27 and 32 for additional details.

PORTFOLIO STATISTICS

Cousins Properties	19	Q2 2024 Supplemental Information

	($ in thousands)
	Three Months Ended June 30,
	2024	2023	$ Change	% Change
Rental Property Revenues (2)	$203,906	$195,895	$8,011	4.1%
Rental Property Operating Expenses (2)	68,524	66,015	2,509	3.8%
Same Property Net Operating Income	$135,382	$129,880	$5,502	4.2%

Cash-Basis Rental Property Revenues (3)	$192,314	$183,785	$8,529	4.6%
Cash-Basis Rental Property Operating Expenses (4)	68,347	65,778	2,569	3.9%
Cash-Basis Same Property Net Operating Income	$123,967	$118,007	$5,960	5.1%

End of Period Leased	91.2%	90.7%
Weighted Average Occupancy	88.5%	87.5%

	Six Months Ended June 30,
	2024	2023	$ Change	% Change
Rental Property Revenues (2)	$408,356	$392,824	$15,532	4.0%
Rental Property Operating Expenses (2)	138,113	136,421	1,692	1.2%
Same Property Net Operating Income	$270,243	$256,403	$13,840	5.4%

Cash-Basis Rental Property Revenues (3)	$383,095	$367,851	$15,244	4.1%
Cash-Basis Rental Property Operating Expenses (4)	137,728	135,961	1,767	1.3%
Cash-Basis Same Property Net Operating Income	$245,367	$231,890	$13,477	5.8%

Weighted Average Occupancy	88.4%	87.3%

(1)
Same Properties include those office properties that were stabilized and owned by the Company for the entirety of all comparable reporting periods presented.
See Portfolio Statistics on pages 17 and 18 for footnotes indicating which properties are not included in Same Property. See Non-GAAP Financial Measures -
Calculations and Reconciliations beginning on page 33.

(2)
Rental Property Revenues and Operating Expenses include results for the Company and its share of unconsolidated joint ventures and exclude termination fee income. Net operating income for unconsolidated joint ventures is calculated as Rental Property Revenues less termination fee income and Rental Property
Expenses at the joint ventures, multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes that including these amounts with consolidated net operating income is meaningful to investors and analysts.

(3)
Cash-Basis Rental Property Revenues include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property Revenues, excluding termination fee income, straight-line rents, and other deferred income amortization, amortization of lease inducements, and amortization of acquired above and below market rents.

(4)
Cash-Basis Rental Property Operating Expenses include that of the Company and its share of unconsolidated joint ventures. It represents Rental Property
Operating Expenses, excluding straight-line ground rent expense and amortization of above and below market ground rent expense.

SAME PROPERTY PERFORMANCE (1)

Cousins Properties	20	Q2 2024 Supplemental Information

	Three Months Ended June 30, 2024				Six Months Ended June 30, 2024
	New	Renewal	Expansion	Total	New	Renewal	Expansion	Total
Gross leased square feet (1)				634,630				1,096,706
Less exclusions (2)				(244,044)				(302,466)
Net leased square feet	216,073	151,045	23,468	390,586	404,011	268,210	122,019	794,240
Number of transactions	21	16	3	40	38	28	11	77
Lease term in years (3)	8.8	7.7	12.1	8.6	8.4	6.4	9.2	7.8

Net effective rent calculation (per square foot per year) (3)
Net annualized rent (4)	$38.47	$36.51	$37.20	$37.64	$38.88	$34.86	$34.40	$36.83
Net free rent	(2.53)	(2.51)	(2.21)	(2.51)	(2.49)	(2.08)	(2.14)	(2.30)
Leasing commissions	(3.12)	(2.55)	(3.41)	(2.91)	(3.10)	(2.20)	(2.85)	(2.75)
Tenant improvements	(7.94)	(6.45)	(7.98)	(7.37)	(7.97)	(5.50)	(8.76)	(7.26)
Total leasing costs	(13.59)	(11.51)	(13.60)	(12.79)	(13.56)	(9.78)	(13.75)	(12.31)
Net effective rent	$24.88	$25.00	$23.60	$24.85	$25.32	$25.08	$20.65	$24.52

Second generation leased square footage (5)				213,648				427,324
Increase in straight-line basis second generation net rent per square foot (6)				37.6%				28.8%
Increase in cash-basis second generation net rent per square foot (7)				18.2%				11.7%

(1)	Comprised of total square feet leased, unadjusted for ownership share and excluding apartment leasing.
(2)	Adjusted for leases approximately one year or less, along with leases for retail, amenity, storage, and intercompany space.
(3)	Weighted average of net leased square feet. Excludes percentage rent leases.
(4)	Straight-line net rent per square foot (operating expense reimbursements deducted from gross leases) over the lease term, prior to any deductions for leasing costs.
(5)	Excludes leases executed for spaces that were vacant upon acquisition, new leases in development properties, percentage rent leases, and leases for spaces that have been vacant for one year or more.
(6)	Increase in second generation straight-line basis net annualized rent on a weighted average basis.
(7)
Increase in second generation net cash rent at the end of the term paid by the prior tenant compared to net cash rent at the beginning of the term (after any free rent period) paid by the current tenant on a weighted average basis. For early renewals, the final net cash rent paid under the original lease is compared to the first net cash rent paid under the terms of the renewal. Net cash rent is net of any recovery of operating expenses but prior to any deductions for leasing costs.

OFFICE LEASING ACTIVITY

Cousins Properties	21	Q2 2024 Supplemental Information
Lease Expirations by Year (1)

Year of Expiration	Square Feet Expiring	% of Leased Space	Annual Contractual Rent ($ in thousands) (2)	% of Annual Contractual Rent	Annual Contractual Rent/Sq. Ft.

2024	383,044	2.3%	$15,426	1.8%	$40.27
2025	1,610,398	9.7%	71,859	8.2%	44.62
2026	1,304,333	7.8%	60,819	7.0%	46.63
2027	1,589,964	9.6%	73,194	8.4%	46.04
2028	1,604,869	9.6%	81,695	9.4%	50.90
2029	1,777,227	10.7%	92,312	10.5%	51.94
2030	1,393,089	8.4%	72,108	8.3%	51.76
2031	1,556,304	9.3%	93,021	10.7%	59.77
2032	1,883,977	11.3%	108,011	12.4%	57.33
2033 & Thereafter	3,546,052	21.3%	204,289	23.3%	57.61

Total	16,649,257	100.0%	$872,734	100.0%	$52.42

(1) Company's share of leases expiring after June 30, 2024. Expiring square footage for which new leases have been executed at operating properties is reflected based on the expiration date of the new lease.

(2) Annual Contractual Rent is the estimated rent in the year of expiration. It includes the minimum base rent and an estimate of the tenant's share of operating expenses, if applicable, as defined in the respective leases.

OFFICE LEASE EXPIRATIONS

Cousins Properties	22	Q2 2024 Supplemental Information

	Tenant (1)	Number of Properties Occupied	Number of Markets Occupied	Company's Share of Square Footage	Company's Share of Annualized Rent ($ in thousands) (2)	Percentage of Company's Share of Annualized Rent	Weighted Average Remaining Lease Term (Years)
1	Amazon	5	3	1,296,397	$68,706	9.1%	5.7
2	NCR Voyix	2	2	815,634	41,056	5.4%	8.9
3	ExxonMobil (fka Pioneer Natural Resources)	2	1	359,660	25,176	3.3%	7.2
4	Meta Platforms	1	1	319,863	18,755	2.5%	7.1
5	Expedia	1	1	315,882	17,139	2.3%	6.8
6	Apache	1	1	364,707	14,872	2.0%	14.1
7	Bank of America	2	2	347,139	12,661	1.7%	1.5
8	Ovintiv USA	1	1	318,582	8,313	1.1%	3.0
9	ADP	1	1	225,000	7,894	1.0%	3.8
10	Wells Fargo	5	3	192,712	7,601	1.0%	4.5
11	Westrock Shared Services	1	1	205,185	7,352	1.0%	5.8
12	Regus Equity Business Centers	5	4	145,584	7,284	1.0%	6.6
13	BlackRock	1	1	131,656	7,166	1.0%	11.9
14	Amgen	1	1	163,169	6,700	0.9%	4.3
15	Workrise Technologies	1	1	93,210	6,647	0.9%	4.1
16	McKinsey & Company	2	2	130,513	6,492	0.9%	8.4
17	Samsung Engineering America	1	1	133,860	6,367	0.8%	2.4
18	Allstate	1	1	148,262	5,937	0.8%	5.5
19	Time Warner Cable	2	1	119,018	5,847	0.8%	1.5
20	Morgan Stanley	1	1	120,653	5,703	0.7%	4.7
	Total			5,946,686	$287,668	38.2%	6.3

(1)	In some cases, the actual tenant may be an affiliate of the entity shown.
(2)
Annualized Rent represents the annualized cash rent including the tenant's share of estimated operating expenses, if applicable, paid by the tenant as of June 30, 2024. If the tenant is in a free rent period as of June 30, 2024, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month it is required to pay full cash rent.

Note:	This schedule includes leases that have commenced. Leases that have been signed but have not commenced are excluded.

TOP 20 OFFICE TENANTS

Cousins Properties	23	Q2 2024 Supplemental Information

Percentage of Company's Share of Annualized Rent (1)

Technology 27.7%
Financial 14.9%
Professional Services 10.3%
Legal 8.9%
Consumer Goods & Services 7.9%
Energy 7.8%
Health Care 6.1%
Real Estate 5.7%
Insurance 3.6%
Other 3.1%
Marketing/Media/Telecom 2.3%
Construction/Design 1.7%

(1) Annualized Rent represents the annualized cash rent including the tenant's share of estimated operating expenses, if applicable, paid by the tenant as of
June 30, 2024. If the tenant is in a free rent period as of June 30, 2024, Annualized Rent represents the annualized contractual rent the tenant will pay in the first month the tenant is required to pay full rent.
Note: Management uses SIC codes when available, along with their judgment, to determine tenant industry classification. This schedule includes leases that have commenced. Leases that have been signed but have not commenced are excluded.

TENANT INDUSTRY DIVERSIFICATION

Cousins Properties	24	Q2 2024 Supplemental Information
Completed Operating Property Acquisitions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Purchase Price ($ in thousands) (1)

2022
Avalon (2)	Office	Atlanta	100%	2Q	480,000	$43,400

2021
725 Ponce	Office	Atlanta	100%	3Q	372,000	300,200
Heights Union	Office	Tampa	100%	4Q	294,000	144,800

2020
The RailYard	Office	Charlotte	100%	4Q	329,000	201,300

2019
Promenade Central	Office	Atlanta	100%	1Q	370,000	82,000
TIER REIT, Inc.	Office	Various	Various	2Q	5,799,000	(3)
Terminus (4)	Office	Atlanta	100%	4Q	1,226,000	246,000

					8,870,000	$1,017,700
Completed Property Developments

Project	Type	Market	Company's Ownership Interest	Timing (5)	Square Feet	Total Project Cost ($ in thousands) (1)

2022
300 Colorado	Office	Austin	100%	1Q	369,000	$193,000
100 Mill	Office	Phoenix	90%	4Q	288,000	156,000

2021
10000 Avalon	Office	Atlanta	90%	1Q	251,000	96,000
120 West Trinity	Mixed	Atlanta	20%	2Q	353,000	89,000
Domain 10	Office	Austin	100%	3Q	300,000	111,000

2020
Domain 12	Office	Austin	100%	4Q	320,000	117,000

2019
Dimensional Place	Office	Charlotte	50%	1Q	281,000	96,000

					2,162,000	$858,000
(1) Except as otherwise noted, amounts represent total purchase prices, total project costs paid by the Company and, where applicable, its joint venture partner.
(2) Purchased outside interest of 10% in HICO Avalon LLC and HICO Avalon II LLC for $43 million in a transaction that valued the properties at $302 million.
(3) Properties acquired in the merger with TIER REIT, Inc.
(4) Purchased outside interest of 50% in Terminus Office Holdings, LLC for $246 million before reductions for existing mortgage debt.
(5) Represents timing of stabilization.
Continued on next page

INVESTMENT ACTIVITY

Cousins Properties	25	Q2 2024 Supplemental Information
Completed Operating Property Dispositions

Property	Type	Market	Company's Ownership Interest	Timing	Square Feet	Gross Sales Price ($ in thousands)
2022
Carolina Square	Mixed	Charlotte	50%	3Q	468,000	$105,000	(1)
2021
Burnett Plaza	Office	Fort Worth	100%	2Q	1,023,000	137,500
One South at the Plaza	Office	Charlotte	100%	3Q	891,000	271,500
Dimensional Place	Office	Charlotte	50%	3Q	281,000	60,800	(1)
816 Congress	Office	Austin	100%	4Q	435,000	174,000

2020
Hearst Tower	Office	Charlotte	100%	1Q	966,000	455,500
Gateway Village	Office	Charlotte	50%	1Q	1,061,000	52,200	(1)
Woodcrest	Office	Cherry Hill	100%	1Q	386,000	25,300

					5,511,000	$1,281,800
(1) Amount represents proceeds, before debt and other adjustments, received by the Company for the sale of its unconsolidated interest in the joint venture to its partner.

INVESTMENT ACTIVITY

Cousins Properties	26	Q2 2024 Supplemental Information

Project	Type	Market	Company's Ownership Interest	Construction Start Date	Square Feet/Units	Estimated Project Cost (1) (2) ($ in thousands)	Company's Share of Estimated Project Cost (2) ($ in thousands)	Project Cost Incurred to Date (2) ($ in thousands)	Company's Share of Project Cost Incurred to Date (2) ($ in thousands)	Percent Leased	Initial Occupancy (3)	Estimated Stabilization (4)

Neuhoff (5)	Mixed	Nashville	50%	3Q21		$589,100	$294,550	$506,215	$253,108
Office and Retail					448,000					37%	4Q23	4Q25
Apartments					542					7%	2Q24	2Q26
Domain 9	Office	Austin	100%	2Q21	338,000	147,000	147,000	129,037	129,037	98%	1Q24	1Q25

Total						$736,100	$441,550	$635,252	$382,145

(1)
This schedule shows projects currently under active development through the substantial completion of construction as well as properties in an initial lease up period prior to stabilization.
Amounts included in the estimated project cost column include direct financing costs. Significant estimation is required to derive these costs, and the final costs may differ from these estimates.

(2)
Estimated and incurred project costs are construction costs plus financing costs on project-specific debt. Neuhoff has a project-specific construction loan (see footnote 5). The above schedule excludes any financing cost assumptions for projects without project-specific debt and any other incremental capitalized costs required by GAAP.

(3)
Initial occupancy represents the quarter within which the Company first recognized, or estimates it will begin recognizing, revenue under GAAP. The Company capitalizes interest, real estate taxes, and certain operating expenses on the unoccupied portion of office and retail properties, which have ongoing construction of tenant improvements, until the earlier of (1) the date on which the project achieves 90% economic occupancy or (2) one year from cessation of major construction activity. For residential project construction, the Company continues to capitalize interest, real estate taxes, and certain operating expenses until cessation of major construction activity.

(4)	Reflects the estimated quarter of economic stabilization for each project.
(5)
The Neuhoff estimated project cost will be funded with a combination of $276.4 million of equity contributed by the joint venture partners and a $312.7 million construction loan.  These costs include approximately $66 million of site and associated infrastructure work related to a future phase. The estimated project cost includes revisions related to updated initial leasing costs and construction loan interest costs.

DEVELOPMENT PIPELINE (1)

Cousins Properties	27	Q2 2024 Supplemental Information

	Market	Company's Ownership Interest	Financial Statement Presentation	Total Developable Land (Acres)	Cost Basis of Land ($ in thousands)

3354/3356 Peachtree	Atlanta	95%	Consolidated	3.2
715 Ponce	Atlanta	50%	Unconsolidated	1.0
887 West Peachtree	Atlanta	100%	Consolidated	1.6
Domain Point 3	Austin	90%	Consolidated	1.7
Domain Central	Austin	100%	Consolidated	5.6
South End Station	Charlotte	100%	Consolidated	3.4
303 Tremont	Charlotte	100%	Consolidated	2.4
Legacy Union 2 & 3	Dallas	95%	Consolidated	4.0
Corporate Center 5 & 6 (1)	Tampa	100%	Consolidated	14.1
Total				37.0	$162,811
					159351
Company's Share				36.0	$156,007

(1)	Corporate Center 5 is controlled through a long-term ground lease.

LAND INVENTORY

Cousins Properties	28	Q2 2024 Supplemental Information

Company's Share of Debt Maturities and Principal Payments
($ in thousands)
Description (Interest Rate Base, if not fixed)	Company's Ownership Interest	Rate at End of Quarter	Maturity Date (2)	2024	2025	2026	2027	2028	Thereafter	Total Principal	Deferred Loan Costs	Total

Consolidated Debt - Floating Rate
Credit Facility, Unsecured (Adjusted SOFR + 0.775% to 1.40%) (3)	100%	6.19%	4/30/27	$—	$—	$—	$317,100	$—	$—	$317,100	$—	$317,100
Total Consolidated Floating Rate Debt				—	—	—	317,100	—	—	317,100	—	317,100

Consolidated Debt - Fixed Rate
Term Loan, Unsecured (4)	100%	5.43%	3/3/27	—	—	—	400,000	—	—	400,000	(729)	399,271
Term Loan, Unsecured (5)	100%	5.33%	8/30/26	—	—	350,000	—	—	—	350,000	(74)	349,926
Senior Note, Unsecured	100%	3.95%	7/6/29	—	—	—	—	—	275,000	275,000	(560)	274,440
Senior Note, Unsecured	100%	3.91%	7/6/25	—	250,000	—	—	—	—	250,000	(183)	249,817
Senior Note, Unsecured	100%	3.86%	7/6/28	—	—	—	—	250,000	—	250,000	(452)	249,548
Terminus (6)	100%	6.34%	1/15/31	—	—	—	—	—	221,000	221,000	(291)	220,709
Senior Note, Unsecured	100%	3.78%	7/6/27	—	—	—	125,000	—	—	125,000	(190)	124,810
Fifth Third Center	100%	3.37%	10/1/26	1,889	3,874	118,928	—	—	—	124,691	(146)	124,545
Colorado Tower	100%	3.45%	9/1/26	1,404	2,881	101,199	—	—	—	105,484	(209)	105,275
Senior Note, Unsecured	100%	4.09%	7/6/27	—	—	—	100,000	—	—	100,000	(153)	99,847
Domain 10	100%	3.75%	11/1/24	71,549	—	—	—	—	—	71,549	(105)	71,444
Total Consolidated Fixed Rate Debt				74,842	256,755	570,127	625,000	250,000	496,000	2,272,724	(3,092)	2,269,632

Total Consolidated Debt				74,842	256,755	570,127	942,100	250,000	496,000	2,589,824	(3,092)	2,586,732

Unconsolidated Debt - Floating Rate
Neuhoff (SOFR + 3.45%) (7)	50%	8.78%	9/30/26	—	—	127,270	—	—	—	127,270	(822)	126,448
Total Unconsolidated Floating Rate Debt				—	—	127,270	—	—	—	127,270	(822)	126,448
									.
Unconsolidated Debt - Fixed Rate
Medical Offices at Emory Hospital	50%	4.80%	6/1/32	—	—	—	—	—	41,500	41,500	(322)	41,178
Total Unconsolidated Fixed Rate Debt				—	—	—	—	—	41,500	41,500	(322)	41,178

Total Unconsolidated Debt				—	—	127,270	—	—	41,500	168,770	(1,144)	167,626

Total Debt				$74,842	$256,755	$697,397	$942,100	$250,000	$537,500	$2,758,594	$(4,236)	$2,754,358

Total Maturities (8)				$70,865	$250,000	$692,429	$942,100	$250,000	$537,500	$2,742,894
% of Maturities				3%	9%	25%	34%	9%	20%	100%
Continued on next page

DEBT SCHEDULE (1)

Cousins Properties	29	Q2 2024 Supplemental Information
Mortgages
$215
Unsecured
Senior Note
Credit
Facility
$317
Unsecured
Senior Note
Mortgages
Mortgage
Term Loan
$350
Mortgage
$71
Unsecured
Senior Notes
$225
Unsecured
Senior
Note
Construction
Loan (7)
$127
Mortgage
Term
Loan
$400
Term Loan
$350
Continued on next page

DEBT SCHEDULE (1)

Cousins Properties	30	Q2 2024 Supplemental Information
Floating and Fixed Rate Debt Analysis

	Total Principal ($ in thousands)	Total Debt (%)	Weighted Average Interest Rate	Weighted Average Maturity (Years) (2)
Floating Rate Debt	$444,370	16%	6.93%	2.7
Fixed Rate Debt	2,314,224	84%	4.58%	3.2
Total Debt	$2,758,594	100%	4.96%	3.1

(1)	All amounts are presented at Company share.
(2)	Maturity dates shown assume the Company exercises all available extension options. Without the extensions noted below, our weighted average maturity would be 2.5 years.
(3)
As of June 30, 2024, the Company had $317.1 million drawn under the Credit Facility and had the ability to borrow the remaining $682.9 million. The spread over
Adjusted SOFR (SOFR + 0.10%) under the Credit Facility at June 30, 2024 was 0.775%.

(4)
As of June 30, 2024, the spread over Adjusted SOFR (SOFR + 0.10%) under the 2022 Term Loan was 0.85%. The original maturity date is March 3, 2025 with four consecutive options to extend the maturity date for an additional six months each. In the second quarter of 2023, the Company entered into a floating-to-fixed interest rate swap with respect to $200 million of the $400 million Term Loan through the initial maturity date, effectively fixing the underlying SOFR rate at 4.298%. In January
2024, the Company entered into a floating-to-fixed interest rate swap with respect to the remaining $200 million of the $400 million Term Loan through the initial maturity date, effectively fixing the underlying SOFR rate at 4.6675%. These swaps effectively fixed the underlying SOFR rate at a weighted average of 4.48% for the entire $400 million through initial maturity.

(5)
In June 2024, the Company noticed the administrative agent for the Term Loan of our execution of the first of four consecutive options to extend the maturity date of this term loan for an additional 180 days each. In the third quarter of 2022, the Company entered into a floating-to-fixed interest rate swap through the initial maturity date of August 30, 2024, effectively fixing the underlying SOFR rate at 4.234%. The spread over Adjusted SOFR (SOFR + 0.10%) at June 30, 2024 was 1%.

(6)	Represents $123.0 million and $98.0 million non-cross collateralized mortgages secured by the Terminus 100 and Terminus 200 buildings, respectively.
(7)
The Company's share of the total borrowing capacity of the construction loan is $156.4 million. The joint venture has one option, subject to conditions, to extend the maturity date for an additional 12 months from the initial maturity date of September 30, 2025.

(8)	Maturities include principal payments due at the maturity date. Maturities do not include scheduled principal payments due prior to the maturity date.

DEBT SCHEDULE (1)

Cousins Properties	31	Q2 2024 Supplemental Information

Joint Venture	Property	Cash Flows to Cousins (2)	Options

Consolidated:
HICO 100 Mill LLC	100 Mill	90% of cash flows until return of contributed capital to partners; portions of cash amounts received in excess of contributed capital are paid to our partner as a promote.	Cousins can trigger a sale process, subject to a right of first offer that can be exercised by partner.
TR Domain Point LLC	Domain Point	Preferred return on preferred equity contribution, then 96.5% of remaining cash flows.	Partner has put option under various circumstances.

Unconsolidated:
AMCO 120 WT Holdings LLC	120 West Trinity	20% of cash flows.	Cousins or partner can trigger a buyout upon which Cousins would receive the office component, and partner would receive the multifamily component, with a net settlement at a then agreed upon value.
Crawford Long-CPI, LLC	Medical Offices at Emory Hospital	50% of cash flows.	Cousins can put its interest to partner, or partner can call Cousins' interest, at a value determined by appraisal.
Neuhoff Holdings LLC	Neuhoff	50% of cash flows until return of contributed capital to partners; portions of cash amounts received in excess of contributed capital to equity partners are paid to development partner as a promote.	Cousins or its equity partner can trigger a sale process, subject to a right of first offer that can be exercised by the non-triggering party.

(1)	This schedule only contains information related to joint ventures that hold an ownership interest in operating assets or projects under active development.
(2)
Each respective joint venture agreement may contain additional terms that affect the distribution of operating cash flows and capital transaction proceeds that are not yet effective, including the distribution of promoted interest.

JOINT VENTURE INFORMATION (1)

Cousins Properties	32	Q2 2024 Supplemental Information

	2022	2023 1st	2023 2nd	2023 3rd	2023 4th	2023	2024 1st	2024 2nd	YTD 2024

FFO and EBITDAre
Net income available to common stockholders	$166,793	$22,196	$22,621	$19,361	$18,785	$82,963	$13,288	$7,840	$21,128
Depreciation and amortization of real estate assets:
Consolidated properties	295,029	75,662	80,158	79,379	79,250	314,449	86,116	95,299	181,415
Share of unconsolidated joint ventures	3,927	479	476	485	491	1,931	459	513	972
Partners' share of real estate depreciation	(794)	(249)	(307)	(257)	(257)	(1,070)	(268)	(308)	(576)
Loss (gain) on depreciated property transactions:
Consolidated properties	9	2	—	—	—	2	(101)	—	(101)
Share of unconsolidated joint ventures	(81)	—	—	—	—	—	—	—	—
Sale of investments in unconsolidated joint ventures	(56,267)	—	—	—	—	—	—	—	—
Non-controlling interest related to unitholders	143	4	3	4	3	14	2	2	4
FFO (1)	408,759	98,094	102,951	98,972	98,272	398,289	99,496	103,346	202,842
Interest Expense	75,139	25,310	26,334	27,516	27,979	107,139	29,436	30,378	59,814
Non-Real Estate Depreciation and Amortization	558	108	111	113	116	448	115	116	231
EBITDAre (1)	484,456	123,512	129,396	126,601	126,367	505,876	129,047	133,840	262,887

FFO and Net Operating Income from Unconsolidated Joint Ventures
Income from Unconsolidated Joint Ventures	7,700	673	753	582	291	2,299	348	439	787
Depreciation and Amortization of Real Estate	3,927	479	476	485	491	1,931	459	513	972
Gain on sale of depreciated investment properties, net	(81)	—	—	—	—	—	—	—	—
FFO - Unconsolidated Joint Ventures	11,546	1,152	1,229	1,067	782	4,230	807	952	1,759
Gain on sale of undepreciated property	(4,478)	—	—	—	—	—	—	—	—
Interest Expense	2,603	280	362	508	526	1,676	528	635	1,163
Other Expense	70	14	6	24	14	58	31	15	46
Other Income	(217)	(37)	(38)	(35)	(30)	(140)	(14)	(41)	(55)
Net Operating Income - Unconsolidated Joint Ventures	9,524	1,409	1,559	1,564	1,292	5,824	1,352	1,561	2,913

Market Capitalization
Common Stock Price Per Share at Period End	$25.29	$21.38	$22.80	$20.37	$24.35	$24.35	$24.04	$23.15	$23.15
Number of Common Stock/Units Outstanding at Period End	151,482	151,718	151,774	151,774	151,824	151,824	152,096	152,165	152,165
Equity Market Capitalization	3,830,980	3,243,731	3,460,447	3,091,636	3,696,914	3,696,914	3,656,388	3,522,620	3,522,620

Consolidated Debt	2,334,606	2,448,942	2,423,761	2,418,403	2,457,627	2,457,627	2,563,332	2,586,732	2,586,732
Share of Unconsolidated Debt	89,398	96,014	124,312	141,468	151,048	151,048	160,646	167,626	167,626
Debt (1)	2,424,004	2,544,956	2,548,073	2,559,871	2,608,675	2,608,675	2,723,978	2,754,358	2,754,358

Total Market Capitalization	6,254,984	5,788,687	6,008,520	5,651,507	6,305,589	6,305,589	6,380,366	6,276,978	6,276,978
Continued on next page

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

Cousins Properties	33	Q2 2024 Supplemental Information

	2022	2023 1st	2023 2nd	2023 3rd	2023 4th	2023	2024 1st	2024 2nd	YTD 2024

Credit Ratios
Debt (1)	2,424,004	2,544,956	2,548,073	2,559,871	2,608,675	2,608,675	2,723,978	2,754,358	2,754,358
Less: Cash and Cash Equivalents	(5,145)	(3,585)	(8,031)	(6,926)	(6,047)	(6,047)	(5,452)	(5,954)	(5,954)
Less: Share of Unconsolidated Cash and Cash Equivalents (1)	(1,721)	(8,905)	(7,789)	(8,269)	(2,042)	(2,042)	(6,217)	(5,962)	(5,962)
Net Debt (1)	2,417,138	2,532,466	2,532,253	2,544,676	2,600,586	2,600,586	2,712,309	2,742,442	2,742,442
Total Market Capitalization	6,254,984	5,788,687	6,008,520	5,651,507	6,305,589	6,305,589	6,380,366	6,276,978	6,276,978
Net Debt / Total Market Capitalization	38.6%	43.7%	42.1%	45.0%	41.2%	41.2%	42.5%	43.7%	43.7%

Total Assets - Consolidated	7,537,016	7,582,970	7,595,785	7,585,309	7,634,474	7,634,474	7,682,981	7,700,528	7,700,528
Accumulated Depreciation - Consolidated	1,261,752	1,314,000	1,381,054	1,443,382	1,518,572	1,518,572	1,596,116	1,664,950	1,664,950
Undepreciated Assets - Unconsolidated (1)	209,636	240,386	257,697	272,556	289,202	289,202	304,617	316,303	316,303
Less: Investment in Unconsolidated Joint Ventures	(112,839)	(136,721)	(138,992)	(141,250)	(143,831)	(143,831)	(155,210)	(160,873)	(160,873)
Total Undepreciated Assets (1)	8,895,565	9,000,635	9,095,544	9,159,997	9,298,417	9,298,417	9,428,504	9,520,908	9,520,908
Net Debt (1)	2,417,138	2,532,466	2,532,253	2,544,676	2,600,586	2,600,586	2,712,309	2,742,442	2,742,442
Net Debt / Total Undepreciated Assets (1)	27.2%	28.1%	27.8%	27.8%	28.0%	28.0%	28.8%	28.8%	28.8%

Coverage Ratios (1)
Interest Expense	75,139	25,310	26,334	27,516	27,979	107,139	29,436	30,378	59,814
Scheduled Principal Payments	17,774	2,272	2,214	2,077	2,095	8,658	2,114	2,132	4,246
Fixed Charges	92,913	27,582	28,548	29,593	30,074	115,797	31,550	32,510	64,060
EBITDAre	484,456	123,512	129,396	126,601	126,367	505,876	129,047	133,840	262,887
Fixed Charges Coverage Ratio (EBITDAre) (1)	5.21	4.48	4.53	4.28	4.20	4.37	4.09	4.12	4.10

Net Debt	2,417,138	2,532,466	2,532,253	2,544,676	2,600,586	2,600,586	2,712,309	2,742,442	2,742,442
Annualized EBITDAre (2)	490,676	494,048	517,584	506,404	505,468	505,468	516,188	535,360	535,360
Net Debt / Annualized EBITDAre	4.93	5.13	4.89	5.02	5.14	5.14	5.25	5.12	5.12

Dividend Information
Common Dividends	193,893	48,598	48,650	48,650	48,350	194,248	48,658	48,685	97,343
FFO	408,759	98,094	102,951	98,972	98,272	398,289	99,496	103,346	202,842
FFO Payout Ratio	47.4%	49.5%	47.3%	49.2%	49.2%	48.8%	48.9%	47.1%	48.0%
Continued on next page

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

Cousins Properties	34	Q2 2024 Supplemental Information

	2022	2023 1st	2023 2nd	2023 3rd	2023 4th	2023	2024 1st	2024 2nd	YTD 2024

Net income available to common stockholders	$166,793	$22,196	$22,621	$19,361	$18,785	$82,963	$13,288	$7,840	$21,128
Depreciation and amortization of real estate assets	298,162	75,892	80,327	79,607	79,484	315,310	86,307	95,504	181,811
Loss (gain) on depreciated property transactions	(56,339)	2	—	—	—	2	(101)	—	(101)
Non-controlling interest related to unitholders	143	4	3	4	3	14	2	2	4
FFO (1)	408,759	98,094	102,951	98,972	98,272	398,289	99,496	103,346	202,842
Amortization of Deferred Financing Costs	3,397	1,030	1,044	1,050	1,051	4,175	1,051	984	2,035
Non-Cash Stock-Based Compensation	10,059	3,512	2,770	2,817	2,801	11,900	4,312	3,467	7,779
Non-Real Estate Depreciation and Amortization	558	108	111	113	116	448	115	116	231
Lease Inducement Amortization	1,629	492	1,991	607	472	3,562	539	530	1,069
Straight-Line Rent Ground Leases	491	126	125	125	105	481	116	118	234
Above and Below Market Ground Rent	339	82	82	82	82	328	82	53	135
Debt Premium Amortization	(3,913)	—	—	—	—	—	—	—	—
Deferred Income - Tenant Improvements	(7,405)	(3,609)	(5,772)	(4,779)	(5,116)	(19,276)	(6,167)	(6,974)	(13,141)
Above and Below Market Rents, Net	(6,444)	(1,559)	(2,525)	(1,371)	(1,421)	(6,876)	(1,460)	(1,559)	(3,019)
Second Generation Capital Expenditures (CAPEX)	(99,501)	(15,467)	(29,317)	(20,224)	(31,900)	(96,908)	(30,212)	(17,270)	(47,482)
Straight-Line Rental Revenue	(28,953)	(8,431)	(3,703)	(7,508)	(5,858)	(25,500)	(8,604)	(4,423)	(13,027)
Loss (Gain) on Sales of Undepreciated Investment Properties	(4,478)	—	—	(507)	1	(506)	—	3	3
FAD (1)	274,538	74,378	67,757	69,377	58,605	270,117	59,268	78,391	137,659
Weighted Average Shares - Diluted	150,419	151,880	152,126	152,048	152,105	152,040	152,385	152,614	152,500
FAD per share	$1.83	$0.49	$0.45	$0.46	$0.39	$1.79	$0.39	$0.51	$0.90
Common Dividends	193,893	48,598	48,650	48,650	48,350	194,248	48,658	48,685	97,343
Common Dividends per share	$1.28	$0.32	$0.32	$0.32	$0.32	$1.28	$0.32	$0.32	$0.64
FAD Payout Ratio	70.6%	65.3%	71.8%	70.1%	82.5%	71.9%	82.1%	62.1%	70.7%

Operations Ratio
Total Undepreciated Assets (1)	8,895,565	9,000,635	9,095,544	9,159,997	9,298,417	9,298,417	9,428,504	9,520,908	9,520,908
General and Administrative Expenses	28,319	8,438	8,021	8,336	7,536	32,331	9,214	8,907	18,121
Annualized General and Administrative Expenses (2) / Total Undepreciated Assets	0.30%	0.37%	0.35%	0.36%	0.32%	0.32%	0.39%	0.37%	0.37%

2nd Generation CAPEX
Second Generation Leasing Related Costs	68,329	11,182	22,640	10,810	26,198	70,830	23,110	14,210	37,320
Second Generation Building Improvements	31,172	4,285	6,677	9,414	5,702	26,078	7,102	3,060	10,162
	99,501	15,467	29,317	20,224	31,900	96,908	30,212	17,270	47,482

(1)  Includes the Company's share of unconsolidated joint ventures. These amounts are derived from the amounts in the categories indicated that are recorded at the joint venture multiplied by the Company's ownership interest. The Company does not control the operations of the unconsolidated joint ventures but believes that including these amounts in the categories indicated is meaningful to investors and analysts.

(2) Amounts represent most recent quarter annualized.
Note: Amounts may differ slightly from other schedules contained herein due to rounding.

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

Cousins Properties	35	Q2 2024 Supplemental Information
FUNDS FROM OPERATIONS

	($ in thousands, except per share amounts)
	Three Months Ended June 30,
	2024			2023
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$7,840	152,095	$0.05	$22,621	151,721	$0.15
Noncontrolling interest related to unitholders	2	25	—	3	25	—
Potentially dilutive common shares - ESPP	—	2	—	—	—	—
Conversion of unvested restricted stock units	—	492	—	—	380	—

Net Income — Diluted	7,842	152,614	0.05	22,624	152,126	0.15
Depreciation and amortization of real estate assets:
Consolidated properties	95,299	—	0.63	80,158	—	0.53
Share of unconsolidated joint ventures	513	—	—	476	—	—
Partners' share of real estate depreciation	(308)	—	—	(307)	—	—
Funds From Operations	$103,346	152,614	$0.68	$102,951	152,126	$0.68

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

Cousins Properties	36	Q2 2024 Supplemental Information

	($ in thousands, except per share amounts)
	Six Months Ended June 30,
	2024			2023
	Dollars	Weighted Average Common Shares	Per Share Amount	Dollars	Weighted Average Common Shares	Per Share Amount
Net Income Available to Common Stockholders	$21,128	152,020	$0.14	$44,817	151,650	$0.30
Noncontrolling interest related to unitholders	4	25	—	7	25	—
Potentially dilutive common shares - ESPP	—	1	—	—	—	—
Conversion of unvested restricted stock units	—	454	—	—	328	(0.01)

Net Income — Diluted	21,132	152,500	0.14	44,824	152,003	0.29
Depreciation and amortization of real estate assets:
Consolidated properties	181,415	—	1.18	155,820	—	1.03
Share of unconsolidated joint ventures	972	—	0.01	955	—	—
Partners' share of real estate depreciation	(576)	—	—	(556)	—	—
Loss (gain) on depreciated property transactions:
Consolidated properties	(101)	—	—	2	—	—
Funds From Operations	$202,842	152,500	$1.33	$201,045	152,003	$1.32

The tables above show FFO and the related reconciliation from Net Income Available to Common Stockholders for Cousins Properties Incorporated and Subsidiaries.
See page 40 for definition of FFO.

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

Cousins Properties	37	Q2 2024 Supplemental Information

	($ in thousands)		($ in thousands)
	Three Months Ended		Six Months Ended
Net Operating Income	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Net income	$7,961	$23,077	$21,412	$45,433
Net operating income from unconsolidated joint ventures	1,561	1,559	2,913	2,968
Fee income	(406)	(352)	(785)	(726)
Termination fee income	(1,086)	(6,570)	(1,556)	(6,706)
Other income	(1,098)	(14)	(1,142)	(2,292)
Reimbursed expenses	151	159	291	366
General and administrative expenses	8,907	8,021	18,121	16,459
Interest expense	29,743	25,972	58,651	51,002
Depreciation and amortization	95,415	80,269	181,645	156,039
Other expenses	603	476	1,275	861
Income from unconsolidated joint ventures	(439)	(753)	(787)	(1,426)
Loss (gain) on investment property transactions	3	—	(98)	2
Net Operating Income	141,315	131,844	279,940	261,980
Less:
Partners' share of NOI from consolidated joint ventures	(429)	(437)	(890)	(898)
Cousins' share of NOI	$140,886	$131,407	$279,050	$261,082

Net Operating Income	$141,315	$131,844	$279,940	$261,980
Non-cash income	(13,845)	(11,220)	(29,697)	(24,668)
Non-cash expense	178	239	386	463
Cash-Basis Net Operating Income	$127,648	$120,863	$250,629	$237,775

Net Operating Income
Same Property	$135,382	$129,880	$270,243	$256,403
Non-Same Property	5,933	1,964	9,697	5,577
	$141,315	$131,844	$279,940	$261,980

Cash-Basis Net Operating Income
Same Property	$123,967	$118,007	$245,367	$231,890
Non-Same Property	3,681	2,856	5,262	5,885
	$127,648	$120,863	$250,629	$237,775

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

Cousins Properties	38	Q2 2024 Supplemental Information
RECONCILIATION OF 2024 PROJECTED NET INCOME AVAILABLE
TO COMMON STOCKHOLDERS TO 2024 PROJECTED FFO

	Full Year 2024 Guidance
	($ in thousands, except per share amounts)
	Low		High
	Dollars	Per Share Amount (1)	Dollars	Per Share Amount (1)
Net Income Available to Common Stockholders and Net Income	$47,531	$0.31	$55,162	$0.36
Add: Noncontrolling interest related to unitholders	10	—	10	—

Net Income	47,541	0.31	55,172	0.36
Add: Depreciation and amortization of real estate assets	353,935	2.32	353,935	2.32
Less: Gain on invesment property transactions	(101)	—	(101)	—
Funds From Operations	$401,375	$2.63	$409,006	$2.68

(1) Calculated based on projected weighted average shares outstanding of 152.6 million.
R3 Weight Average Shares	152,614

NON-GAAP FINANCIAL MEASURES - CALCULATIONS AND RECONCILIATIONS

Cousins Properties	39	Q2 2024 Supplemental Information
The Company uses non-GAAP financial measures in its filings and other public disclosures. The following lists non-GAAP financial measures that the Company commonly uses, a description for each measure, the reasons that management believes the measure is useful to investors and, if material, additional uses of the measure by management of the Company.
“Cash-Basis Net Operating Income” represents Net Operating Income excluding straight-line rents, amortization of lease inducements, amortization of acquired above and below market rents, and non-cash ground lease expense.
“EBITDAre” is a supplemental operating performance measure used in the real estate industry. The Company calculates EBITDAre in accordance with the Nareit definition, which is net income (loss) available to common stockholders (computed in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the disposition of depreciated property, and impairment. All additions include the Company's share of unconsolidated joint ventures. Management believes that EBITDAre provides analysts and investors with uniform and appropriate information to use in various ratios that evaluate the
Company's level of debt.
"Funds Available for Distribution” (“FAD”) represents FFO adjusted to exclude the effect of non-cash items and transaction costs and include deductions for second generation Capital Expenditures ("CAPEX"). Management believes that FAD provides analysts and investors with information that assists in the comparability of the
Company's dividend policy with other real estate companies.
“Funds From Operations” (“FFO”) is a supplemental operating performance measure used  in  the real estate industry. The Company calculates FFO in accordance with the Nareit definition: net income (loss) available to common  stockholders
(computed in accordance  with GAAP), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable real property, plus depreciation and amortization of real estate assets, impairment on depreciable investment property and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis. FFO is used by industry analysts and investors as a supplemental measure of an equity REIT's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, Nareit created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from
GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates operating performance in part based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, as a performance measure for incentive compensation to its officers and other key employees.
“Net Debt” represents the Company's consolidated debt plus the Company's share of unconsolidated debt, less consolidated cash and cash equivalents and our share of unconsolidated cash and cash equivalents. The Company believes excluding cash and cash equivalents from total debt provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.
“Net Operating Income” ("NOI") is used by industry analysts, investors and
Company management to measure operating performance of the Company's properties. NOI, which is rental property revenues (excluding termination fee income)
less rental property operating expenses, excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Depreciation, amortization, gains or losses on sales of depreciated investment assets, and impairment are also excluded from NOI for the reasons described under FFO.
“Same Property Net Operating Income” represents Net Operating Income or
Cash-Basis Net Operating Income for those office properties that were stabilized and owned by the Company for the entirety of all comparable reporting periods presented. Same Property Net Operating Income or Cash-Basis Same Property Net
Operating Income allows analysts, investors, and management to analyze continuing operations and evaluate the growth trend of the Company's portfolio.
“Second Generation Tenant Improvements and Leasing Costs and Building
CAPEX” is used in the valuation and analysis of real estate. Because the Company develops and acquires properties, in addition to operating existing properties, its property acquisition and development expenditures included in the Statements of
Cash Flows includes both initial costs associated with developing and acquiring investment assets and those expenditures necessary for operating and maintaining existing properties at historic performance levels. The latter costs are referred to as second generation costs and are useful in evaluating the economic performance of the asset and in valuing the asset. Accordingly, the Company discloses the portion of its property acquisition and development expenditures that pertain to second generation space in its operating properties. The Company excludes from second generation costs amounts incurred to lease vacant space in newly acquired buildings, leasing costs for spaces that have been vacant for one year or more, building improvements on newly acquired buildings that management identifies as necessary to bring the building to the Company's operational standards, and leasing costs and building improvements associated with properties identified as under redevelopment or repositioning. In addition, the Company excludes building improvements intended to attract tenants to increase revenues and/or occupancy rates.

NON-GAAP FINANCIAL MEASURES - DEFINITIONS

Cousins Properties	40	Q2 2024 Supplemental Information